Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2020 RESULTS

- Announces Quarterly Cash Dividend of $0.025 Per Share –

SANTA MONICA, CALIFORNIA, August 4, 2020 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and six-month periods ended June 30, 2020.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 12. Unaudited financial highlights are as follows:

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Net revenue	$45,116	$69,241	(35)%	$109,365	$133,921	(18)%
Cost of revenue - digital media (1)	6,447	8,859	(27)%	13,794	16,501	(16)%
Operating expenses (2)	33,037	43,200	(24)%	73,307	85,944	(15)%
Corporate expenses (3)	5,384	6,501	(17)%	12,224	13,395	(9)%
Foreign currency (gain) loss	(155)	(82)	89%	1,353	50	*

Consolidated adjusted EBITDA (4)	1,724	12,579	(86)%	11,402	20,636	(45)%

Free cash flow (5)	$(1,408)	$1,860	*	$3,821	$3,153	21%

Net income (loss)	$2,338	$(16,279)	*	$(33,254)	$(14,855)	124%

Net income per share, basic and diluted	$0.03	$(0.19)	*	$(0.39)	$(0.17)	129%

Weighted average common shares outstanding, basic	84,123,530	85,359,998		84,220,649	85,728,820
Weighted average common shares outstanding, diluted	84,669,250	85,359,998		84,220,649	85,728,820

(1)

Cost of revenue – digital media consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

For purposes of presentation in this table, the operating expenses line item includes direct operating and selling, general and administrative expenses. Included in operating expenses are $0.1 million of non-cash stock-based compensation for each of the three-month periods ended June 30, 2020 and 2019, and $0.2 million of non-cash stock-based compensation for each of the six-month periods ended June 30, 2020 and 2019. Also for purposes of presentation in this table, the operating expenses line item does not include corporate expenses, foreign currency (gain) loss, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment, other income (loss) and change in fair value of contingent consideration.

(3)

Corporate expenses include $0.7 million of non-cash stock-based compensation for each of the three-month periods ended June 30, 2020 and 2019, and $1.4 million of non-cash stock-based compensation for each of the six-month periods ended June 30, 2020 and 2019.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, acquisitions and dispositions and certain pro-forma cost savings.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Entravision Communications

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “Our second quarter results were affected by the COVID-19 pandemic and the resulting economic crisis, which resulted in declines in our television, radio and digital segments compared to the prior year. We expect a sustained adverse impact in future periods, depending upon the extent and duration of the economic downturn brought on by the pandemic. Nonetheless, we continue to maintain a solid balance sheet, have reduced costs and will continue to undertake an extensive review of our business in order to more efficiently align operations and further reduce costs. Looking ahead, we remain well positioned to build on our success in further attracting Latino and other audiences worldwide, as we execute our multiplatform strategy to the benefit of our shareholders.”

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.025 per share on the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.1 million. The quarterly dividend will be payable on September 30, 2020 to shareholders of record as of the close of business on September 15, 2020, and the common stock will trade ex-dividend on September 14, 2020. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Entravision Communications

Financial Results

Three-Month period ended June 30, 2020 Compared to Three-Month Period Ended

June 30, 2019

(Unaudited)

	Three-Month Period
	Ended June 30,
	2020	2019	% Change
Net revenue	$45,116	$69,241	(35)%
Cost of revenue - digital media (1)	6,447	8,859	(27)%
Operating expenses (1)	33,037	43,200	(24)%
Corporate expenses (1)	5,384	6,501	(17)%
Depreciation and amortization	3,873	4,306	(10)%
Change in fair value contingent consideration	-	(2,735)	(100)%
Impairment charge	-	22,368	(100)%
Foreign currency (gain) loss	(155)	(82)	89%
Other operating (gain) loss	(2,030)	(1,597)	27%

Operating income (loss)	(1,440)	(11,579)	(88)%
Interest expense, net	(1,485)	(2,697)	(45)%
Dividend income	-	251	(100)%

Income (loss) before income taxes	(2,925)	(14,025)	(79)%

Income tax benefit (expense)	5,263	(2,252)	*
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	2,338	(16,277)	*
Equity in net income (loss) of nonconsolidated affiliates, net of tax	-	(2)	(100)%
Net income (loss)	$2,338	$(16,279)	*

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $45.1 million for the three-month period ended June 30, 2020 from $69.2 million for the three-month period ended June 30, 2019, a decrease of $24.1 million. Of the overall decrease, approximately $11.1 million was attributable to our television segment due to decreases in revenue from spectrum usage rights and local and national advertising revenue, partially offset by increases in political advertising revenue and retransmission consent revenue. The decrease in local and national advertising revenue was primarily a result of the continuing economic crisis resulting from the COVID-19 pandemic, ratings declines, competitive factors with other Spanish-language broadcasters, and changing demographic preferences of audiences. We have previously noted a trend for advertising to move increasingly from traditional media, such as television, to new media, such as digital media, and we expect this trend to continue. In addition, approximately $5.4 million of the overall decrease was attributable to our digital segment and was primarily due to declines in international revenue and the continuing economic crisis resulting from the COVID-19 pandemic.  This decline in digital revenue is being driven by a trend whereby revenue is shifting more to programmatic revenue. In addition, approximately $7.6 million of the overall decrease was attributable to our radio segment and was primarily due to decreases in local and national advertising revenue, partially offset by an increase in political advertising revenue. The decrease in local and national advertising revenue was primarily a result of the continuing economic crisis resulting from the COVID-19 pandemic, ratings declines and competitive factors with other Spanish-language broadcasters, and changing demographic preferences of audiences. We have previously noted a trend for advertising to move increasingly from traditional media, such as radio, to new media, such as digital media, and we expect this trend to continue.

Cost of revenue in our digital segment decreased to $6.4 million for the three-month period ended June 30, 2020 from $8.9 million for the three-month period ended June 30, 2019, a decrease of $2.5 million, primarily due to a decrease in expenses associated with the decrease in revenue in our digital segment.

Operating expenses decreased to $33.0 million for the three-month period ended June 30, 2020 from $43.2 million for the three-month period ended June 30, 2019, a decrease of $10.2 million. The decrease was primarily due to decreases in salary expense, as a result of the company-wide reduction in salaries implemented effective April 16, 2020, and expenses associated with the decrease in advertising revenue.

Entravision Communications

Corporate expenses decreased to $5.4 million for the three-month period ended June 30, 2020 from $6.5 million for the three-month period ended June 30, 2019, a decrease of $1.1 million. The decrease was primarily due to decreases in salary expense, as a result of the company-wide reduction in salaries implemented effective April 16, 2020, and audit fees.

Our historical revenues have primarily been denominated in U.S. dollars, and the majority of our current revenues continue to be, and are expected to remain, denominated in U.S. dollars. However, our operating expenses are generally denominated in the currencies of the countries in which our operations are located, and we have operations in countries other than the United States, primarily those operations related to our Headway business. As a result, we have operating expense, attributable to foreign currency, which is primarily related to the operations related to our Headway business. We had a foreign currency gain of $0.2 million for the three-month period ended June 30, 2020 compared to a foreign currency gain of $0.1 million for the three-month period ended June 30, 2019. Foreign currency gain was primarily due to currency fluctuations that affected our digital segment operations located outside the United States, primarily those related to the Headway business.

Entravision Communications

Six-Month period ended June 30, 2020 Compared to Six-Month Period Ended

June 30, 2019

(Unaudited)

	Six-Month Period
	Ended June 30,
	2020	2019	% Change
Net revenue	$109,365	$133,921	(18)%
Cost of revenue - digital media (1)	13,794	16,501	(16)%
Operating expenses (1)	73,307	85,944	(15)%
Corporate expenses (1)	12,224	13,395	(9)%
Depreciation and amortization	8,385	8,222	2%
Change in fair value contingent consideration	-	(2,376)	(100)%
Impairment charge	39,835	22,368	78%
Foreign currency (gain) loss	1,353	50	*
Other operating (gain) loss	(2,866)	(3,593)	(20)%

Operating income (loss)	(36,667)	(6,590)	456%
Interest expense, net	(3,542)	(5,268)	(33)%
Dividend income	24	506	(95)%

Income (loss) before income taxes	(40,185)	(11,352)	254%

Income tax benefit (expense)	6,931	(3,345)	*
Net income (loss) before equity in net income (loss) of nonconsolidated affiliates	(33,254)	(14,697)	126%
Equity in net income (loss) of nonconsolidated affiliates, net of tax	-	(158)	(100)%
Net income (loss)	$(33,254)	$(14,855)	124%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue decreased to $109.4 million for the six-month period ended June 30, 2020 from $133.9 million for the six-month period ended June 30, 2019, a decrease of $24.5 million. Of the overall decrease, approximately $10.2 million was attributable to our television segment due to decreases in revenue from spectrum usage rights and local and national advertising revenue, partially offset by increases in political advertising revenue and retransmission consent revenue. The decrease in local and national advertising revenue was primarily a result of the continuing economic crisis resulting from the COVID-19 pandemic, ratings declines, competitive factors with other Spanish-language broadcasters, and changing demographic preferences of audiences. We have previously noted a trend for advertising to move increasingly from traditional media, such as television, to new media, such as digital media, and we expect this trend to continue. In addition, approximately $6.6 million of the overall decrease was attributable to our digital segment and was primarily due to declines in international revenue and the continuing economic crisis resulting from the COVID-19 pandemic.  This decline in digital revenue is being driven by a trend whereby revenue is shifting more to programmatic revenue. In addition, approximately $7.8 million of the overall decrease was attributable to our radio segment and was primarily due to decreases in local and national advertising revenue, partially offset by an increase in political advertising revenue. The decrease in local and national advertising revenue was primarily a result of the continuing economic crisis resulting from the COVID-19 pandemic, ratings declines and competitive factors with other Spanish-language broadcasters, and changing demographic preferences of audiences. We have previously noted a trend for advertising to move increasingly from traditional media, such as radio, to new media, such as digital media, and we expect this trend to continue.

Cost of revenue in our digital segment decreased to $13.8 million for the six-month period ended June 30, 2020 from $16.5 million for the six-month period ended June 30, 2019, a decrease of $2.7 million, primarily due to a decrease in expenses associated with the decrease in revenue in our digital segment.

Operating expenses decreased to $73.3 million for the six-month period ended June 30, 2020 from $85.9 million for the six-month period ended June 30, 2019, a decrease of $12.6 million. The decrease was primarily due to decreases in salary expense, as a result of the company-wide reduction in salaries implemented effective April 16, 2020, and expenses associated with the decrease in advertising revenue.

Entravision Communications

Corporate expenses decreased to $12.2 million for the six-month period ended June 30, 2020 from $13.4 million for the six-month period ended June 30, 2019, a decrease of $1.2 million. The decrease was primarily due to decreases in salary expense, as a result of the company-wide reduction in salaries implemented effective April 16, 2020, and audit fees.

Impairment charge related to certain FCC licenses in our television and radio reporting units was $23.5 and $8.8 million, respectively, for the six-month period ended June 30, 2020. Impairment charge related to goodwill in our digital reporting unit was $0.8 million for the six-month period ended June 30, 2020. Impairment charges related to intangibles subject to amortization and property and equipment in our digital reporting unit was $5.3 million and $1.5 million, respectively, for the six-month period ended June 30, 2020.

Our historical revenues have primarily been denominated in U.S. dollars, and the majority of our current revenues continue to be, and are expected to remain, denominated in U.S. dollars. However, our operating expenses are generally denominated in the currencies of the countries in which our operations are located, and we have operations in countries other than the United States, primarily those operations related to our Headway business. As a result, we have operating expense, attributable to foreign currency, which is primarily related to the operations related to our Headway business. We had a foreign currency loss of $1.4 million for the six-month period ended June 30, 2020 compared to a foreign currency loss of $0.1 million for the six-month period ended June 30, 2019. Foreign currency loss was primarily due to currency fluctuations that affected our digital segment operations located outside the United States, primarily those related to the Headway business.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Net Revenue
Television	$26,955	$38,071	(29)%	$66,154	$76,324	(13)%
Digital	11,373	16,804	(32)%	24,704	31,276	(21)%
Radio	6,788	14,366	(53)%	18,507	26,321	(30)%
Total	$45,116	$69,241	(35)%	$109,365	$133,921	(18)%

Cost of Revenue - digital media (1)
Digital	$6,447	$8,859	(27)%	$13,794	$16,501	(16)%

Operating Expenses (1)
Television	17,736	20,791	(15)%	39,493	41,532	(5)%
Digital	6,156	8,485	(27)%	13,020	16,205	(20)%
Radio	9,145	13,924	(34)%	20,794	28,207	(26)%
Total	$33,037	$43,200	(24)%	$73,307	$85,944	(15)%

Corporate Expenses (1)	$5,384	$6,501	(17)%	$12,224	$13,395	(9)%

Consolidated adjusted EBITDA (1)	$1,724	$12,579	(86)%	$11,402	$20,636	(45)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2020 second quarter results on August 4, 2020 at 5 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

Entravision is a diversified global media, marketing and technology company that reaches and engages Latino consumers in the United States and other markets primarily including Mexico, Latin America and Spain. Entravision’s portfolio includes digital media properties and advertising technology platforms that deliver performance-based solutions and data insights, along with 54 television stations and 49 radio stations. Entravision’s digital and technology businesses include Smadex, a leading technology platform providing mobile, programmatic, data and performance digital marketing solutions. Entravision is the largest affiliate group of both the Univision and UniMás television networks, and its Spanish-language radio stations feature its nationally recognized talent. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC. Learn more at: www.entravision.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	The Plunkett Group
Entravision Communications Corporation	212-739-6724
310-447-3870

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$69,270	$33,123
Marketable securities	65,098	91,662
Restricted cash	735	734
Trade receivables, net of allowance for doubtful accounts	51,706	71,406
Assets held for sale	3,099	950
Prepaid expenses and other current assets	16,586	11,557
Total current assets	206,494	209,432
Property and equipment, net	74,810	79,642
Intangible assets subject to amortization, net	9,752	16,772
Intangible assets not subject to amortization	216,853	252,544
Goodwill	45,711	46,511
Operating leases right of use asset	35,126	43,837
Other assets	7,428	7,462
Total assets	$596,174	$656,200

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,000
Accounts payable and accrued expenses	48,572	53,931
Operating lease liabilities	7,830	9,056
Total current liabilities	59,402	65,987
Long-term debt, less current maturities, net of unamortized debt issuance costs	211,736	213,024
Long-term operating lease liabilities	32,784	41,387
Other long-term liabilities	3,385	3,371
Deferred income taxes	38,607	44,259
Total liabilities	345,914	368,028

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	830,900	836,170
Accumulated deficit	(581,130)	(547,876)
Accumulated other comprehensive income (loss)	481	(131)
Total stockholders' equity	250,260	288,172
Total liabilities and stockholders' equity	$596,174	$656,200

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Net revenue	$45,116	$69,241	$109,365	$133,921

Expenses:
Cost of revenue - digital media	6,447	8,859	13,794	16,501
Direct operating expenses	22,140	29,655	48,819	58,585
Selling, general and administrative expenses	10,897	13,545	24,488	27,359
Corporate expenses	5,384	6,501	12,224	13,395
Depreciation and amortization	3,873	4,306	8,385	8,222
Change in fair value contingent consideration	-	(2,735)	-	(2,376)
Impairment charge	-	22,368	39,835	22,368
Foreign currency (gain) loss	(155)	(82)	1,353	50
Other operating (gain) loss	(2,030)	(1,597)	(2,866)	(3,593)
	46,556	80,820	146,032	140,511
Operating income (loss)	(1,440)	(11,579)	(36,667)	(6,590)
Interest expense	(2,024)	(3,554)	(4,704)	(7,044)
Interest income	539	857	1,162	1,776
Dividend income	—	251	24	506
Income (loss) before income taxes	(2,925)	(14,025)	(40,185)	(11,352)
Income tax benefit (expense)	5,263	(2,252)	6,931	(3,345)

Income (loss) before equity in net income (loss) of nonconsolidated affiliate	2,338	(16,277)	(33,254)	(14,697)
Equity in net income (loss) of nonconsolidated affiliate, net of tax	-	(2)	-	(158)
Net income (loss)	$2,338	$(16,279)	$(33,254)	$(14,855)

Basic and diluted earnings per share:
Net income (loss) per share, basic and diluted	$0.03	$(0.19)	$(0.39)	$(0.17)

Cash dividends declared per common share	$0.03	$0.05	$0.08	$0.10

Weighted average common shares outstanding, basic	84,123,530	85,359,998	84,220,649	85,728,820
Weighted average common shares outstanding, diluted	84,669,250	85,359,998	84,220,649	85,728,820

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$2,338	$(16,279)	$(33,254)	$(14,855)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,873	4,306	8,385	8,222
Impairment charge	—	22,368	39,835	22,368
Deferred income taxes	(5,585)	1,002	(7,398)	1,472
Non-cash interest	163	238	332	489
Amortization of syndication contracts	128	125	258	249
Payments on syndication contracts	(123)	(92)	(253)	(227)
Equity in net (income) loss of nonconsolidated affiliate	—	2	—	158
Non-cash stock-based compensation	803	835	1,592	1,635
(Gain) loss on disposal of property and equipment	(627)	75	(627)	161
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	12,031	(4,038)	19,513	9,619
(Increase) decrease in prepaid expenses and other assets	4,064	1,811	5,090	2,680
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(9,616)	(4,990)	(14,010)	(12,301)
Net cash provided by operating activities	7,449	5,363	19,463	19,670
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	3,989	—	3,989	—
Purchases of property and equipment	(3,005)	(7,910)	(5,676)	(13,982)
Purchases of intangible assets	(3)	—	(158)	-
Purchases of marketable securities	—	(1,160)	-	(1,160)
Proceeds from marketable securities	10,243	10,960	26,860	21,681
Purchases of investments	—	(100)	—	(300)
Net cash provided by (used in) investing activities	11,224	1,790	25,015	6,239
Cash flows from financing activities:
Tax payments related to shares withheld for share-based compensation plans	(15)	—	(15)	(751)
Payments on long-term debt	(750)	(750)	(1,500)	(1,500)
Dividends paid	(2,104)	(4,269)	(6,322)	(8,540)
Repurchase of Class A common stock	—	(1,302)	(525)	(9,008)
Payments of capitalized debt costs	—	(225)	—	(225)
Net cash used in financing activities	(2,869)	(6,546)	(8,362)	(20,024)
Effect of exchange rates on cash, cash equivalents and restricted cash	(45)	21	32	13
Net increase (decrease) in cash, cash equivalents and restricted cash	15,759	628	36,148	5,898
Cash, cash equivalents and restricted cash:
Beginning	54,246	52,735	33,857	47,465
Ending	$70,005	$53,363	$70,005	$53,363

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019

Consolidated adjusted EBITDA (1)	$1,724	$12,579	$11,402	$20,636

Interest expense	(2,024)	(3,554)	(4,704)	(7,044)
Interest income	539	857	1,162	1,776
Dividend income	-	251	24	506
Income tax expense	5,263	(2,252)	6,931	(3,345)
Equity in net loss of nonconsolidated affiliates	-	(2)	-	(158)
Amortization of syndication contracts	(129)	(125)	(258)	(249)
Payments on syndication contracts	123	92	253	227
Non-cash stock-based compensation included in direct operating expenses	(104)	(116)	(235)	(250)
Non-cash stock-based compensation included in corporate expenses	(699)	(719)	(1,357)	(1,385)
Depreciation and amortization	(3,873)	(4,306)	(8,385)	(8,222)
Change in fair value contingent consideration	-	2,735	-	2,376
Impairment charge	-	(22,368)	(39,835)	(22,368)
Non-recurring cash severance charge	(512)	(948)	(1,118)	(948)
Other operating gain (loss)	2,030	1,597	2,866	3,593
Net income (loss)	2,338	(16,279)	(33,254)	(14,855)

Depreciation and amortization	3,873	4,306	8,385	8,222
Impairment charge	-	22,368	39,835	22,368
Deferred income taxes	(5,585)	1,002	(7,398)	1,472
Non-cash interest	163	238	332	489
Amortization of syndication contracts	128	125	258	249
Payments on syndication contracts	(123)	(92)	(253)	(227)
Equity in net (income) loss of nonconsolidated affiliate	-	2	-	158
Non-cash stock-based compensation	803	835	1,592	1,635
(Gain) loss on disposal of property and equipment	(627)	75	(627)	161
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	12,031	(4,038)	19,513	9,619
(Increase) decrease in prepaid expenses and other assets	4,064	1,811	5,090	2,680
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(9,616)	(4,990)	(14,010)	(12,301)
Cash flows from operating activities	7,449	5,363	19,463	19,670

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Consolidated adjusted EBITDA (1)	$1,724	$12,579	$11,402	$20,636
Net interest expense (1)	(1,322)	(2,459)	(3,210)	(4,779)
Dividend income	-	251	24	506
Cash paid for income taxes	(323)	(1,250)	(467)	(1,873)
Capital expenditures (2)	(3,005)	(7,910)	(5,676)	(13,982)
Non-recurring cash severance charge	(512)	(948)	(1,118)	(948)
Other operating gain (loss)	2,030	1,597	2,866	3,593
Free cash flow (1)	(1,408)	1,860	3,821	3,153

Capital expenditures (2)	3,005	7,910	5,676	13,982
Change in fair value of contingent consideration	-	2,735	-	2,376
(Gain) loss on disposal of property and equipment	(627)	75	(627)	161
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	12,031	(4,038)	19,513	9,619
(Increase) decrease in prepaid expenses and other assets	4,064	1,811	5,090	2,680
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(9,616)	(4,990)	(14,010)	(12,301)
Cash Flows From Operating Activities	$7,449	$5,363	$19,463	$19,670

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.